NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer
(203) 977-0199
Odyssey Re Holdings Corp. Reports First Quarter 2007 Results
Stamford, CT — May 3, 2007 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $86.6 million, or $1.20 per diluted share, for the quarter ended March 31, 2007, compared to $150.4 million, or $2.08 per diluted share, for the quarter ended March 31, 2006. Operating income after tax(1) was $55.3 million, or $0.77 per diluted share, for the first quarter of 2007 compared to $57.8 million, or $0.80 per diluted share, for the first quarter of 2006. Operating income after tax excludes both net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income. Included in first quarter 2007 and 2006 net income available to common shareholders were after-tax net realized capital gains, including capital gains of an equity investee which is included in net investment income, of $31.3 million and $92.6 million, or $0.43 and $1.28 per diluted share, respectively.
Book value per common share(2) was $28.86 at March 31, 2007, an increase of 3.4%, or $0.94 per share, compared to $27.92 at December 31, 2006. Total shareholders’ equity was $2.15 billion at March 31, 2007, an increase of $69.1 million compared to total shareholders’ equity of $2.08 billion at December 31, 2006.
Gross premiums written for the three months ended March 31, 2007 were $568.2 million, a decrease of 4.1% compared to $592.8 million for the three months ended March 31, 2006. The reduction was principally attributable to a 16.5% decrease in the Company’s insurance business, while the Company’s worldwide reinsurance business was relatively flat. Net premiums written for the first quarter of 2007 were $526.2 million, a decrease of 1.8% compared to first quarter 2006 net premiums written of $536.0 million.
The combined ratio for the first quarter of 2007 was 96.3%, compared to 91.8% for the first quarter of 2006; the 2006 results included a 3.5 point one-time benefit related to the amortization of a deferred gain associated with a ceded reinsurance agreement. Results for the three months ended March 31, 2007 reflect net catastrophe losses of $26.6 million after tax, or $0.37 per diluted share, of which $17.1 million resulted from Windstorm Kyrill in Europe. Net catastrophe losses were $10.7 million after tax, or $0.15 per diluted share, for the first quarter of 2006.
Net investment income, excluding realized capital gains of an equity investee included in net investment income, amounted to $81.5 million for the first quarter of 2007, compared to $60.6 million for the first quarter of 2006. Net pre-tax realized capital gains were $48.1 million for the first quarter of 2007, compared to $142.5 million for the first quarter of 2006. This includes realized capital gains of an equity investee included in net investment income of $63.8 million for the three months ended March 31, 2006. For the three months ended March 31, 2007, net cash flow from operations was $114.1 million, a decrease of 63.9% from $315.7 million for the three months ended March 31, 2006. During the three months ended March 31, 2006, the Company received $97.5 million related to one-time payments for two ceded reinsurance agreements and $30.3 million in income tax recoveries resulting from the 2005 catastrophe losses compared to $9.3 million of taxes paid during the three months ended March 31, 2007.

At March 31, 2007, total investments and cash were $7.2 billion, an increase of $153.8 million or 2.2% compared to December 31, 2006. Net unrealized losses, net of taxes, were $3.1 million at March 31, 2007 compared to net unrealized gains of $23.4 million at December 31, 2006. The annualized yield on average invested assets, net of expenses but excluding realized capital gains of an equity investee included in net investment income, was 4.5% for the first quarter of 2007 compared to 3.9% for the first quarter of 2006. In the first quarter of 2007, OdysseyRe paid a cash dividend of $0.0625 per common share on March 30, 2007 to common shareholders of record as of March 16, 2007.
(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized capital gains as reported and net realized capital gains of an equity investee included in net investment income. Although realized capital gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

	Three months ended (unaudited)
	March 31, 2007		March 31, 2006
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$86.6	$1.20	$150.4	$2.08
Less: Net realized capital gains, after tax	(31.3)	(0.43)	(51.1)	(0.71)
Less Net realized capital gains of an equity investee included in net investment income, after tax	—	—	(41.5)	(0.57)

Operating income, after tax	$55.3	$0.77	$57.8	$0.80

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each period to derive book value per common share as reflected in the following table (in millions, except share amounts).

	March 31,	December 31,
	2007	2006
Total shareholders’ equity	$2,152.7	$2,083.6
Less: equity related to preferred stock	97.5	97.5

Total common shareholders’ equity	$2,055.2	$1,986.1

Common shares outstanding	71,200,675	71,140,948

Book value per common share	$28.86	$27.92

# # #
A conference call to discuss first quarter results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, May 4, 2007.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (800) 210-9006 (domestic) or (719) 457-2621 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, May 4, 2007 until 11:59 p.m. Eastern Daylight Saving Time on Sunday, May 20, 2007. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 8880274.

# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	March 31,	December 31,
	2007	2006
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $4,343,554 and $3,547,656, respectively)	$4,257,321	$3,501,580
Fixed income securities, held as trading securities, at fair value	261,951	—
Redeemable preferred stock, at fair value (cost $3,903)	3,859	—
Equity securities:
Common stocks, at fair value (cost $635,357 and $576,212, respectively)	696,016	636,749
Common stocks, at equity	249,712	245,416
Short-term investments, at fair value	315,499	119,403
Cash and cash equivalents	906,944	2,061,796
Cash collateral	376,942	365,033
Other invested assets	151,635	136,111

Total investments and cash	7,219,879	7,066,088
Accrued investment income	56,990	50,930
Premiums receivable	499,651	475,453
Reinsurance recoverable on paid losses	66,378	59,768
Reinsurance recoverable on unpaid losses	703,751	739,019
Prepaid reinsurance premiums	55,114	50,486
Funds held by reinsureds	153,575	154,573
Deferred acquisition costs	151,107	149,886
Federal and foreign income taxes	84,834	116,920
Other assets	73,430	90,589

Total assets	$9,064,709	$8,953,712

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,155,810	$5,142,159
Unearned premiums	732,687	741,328
Reinsurance balances payable	122,496	102,711
Funds held under reinsurance contracts	92,027	96,854
Debt obligations	511,535	512,504
Obligation to return borrowed securities	118,173	119,798
Other liabilities	179,275	154,779

Total liabilities	6,912,003	6,870,133

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 71,265,608 and 71,218,616 shares issued, respectively	713	712
Additional paid-in capital	1,024,184	1,029,349
Treasury shares, at cost (64,933 and 77,668 shares, respectively)	(2,437)	(2,528)
Accumulated other comprehensive income, net of deferred income taxes	925	25,329
Retained earnings	1,129,281	1,030,677

Total shareholders’ equity	2,152,706	2,083,579

Total liabilities and shareholders’ equity	$9,064,709	$8,953,712

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended
	March 31,
	2007	2006

REVENUES
Gross premiums written	$568,214	$592,811
Ceded premiums written	41,994	56,811

Net premiums written	526,220	536,000
Decrease in unearned premiums	12,687	17,452

Net premiums earned	538,907	553,452
Net investment income	81,476	124,392
Net realized investment gains	48,097	78,645

Total revenues	668,480	756,489

EXPENSES
Losses and loss adjustment expenses	367,514	350,362
Acquisition costs	107,822	122,379
Other underwriting expenses	43,574	35,186
Other expense, net	5,481	7,194
Interest expense	9,501	8,817

Total expenses	533,892	523,938

Income before income taxes	134,588	232,551

Federal and foreign income tax provision:
Current	23,662	73,144
Deferred	22,278	6,996

Total federal and foreign income tax provision	45,940	80,140

Net income	88,648	152,411

Preferred dividends	(2,092)	(1,997)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$86,556	$150,414

BASIC
Weighted average common shares outstanding	70,462,139	68,405,277

Basic earnings per common share	$1.23	$2.20

DILUTED
Weighted average common shares outstanding	72,129,512	72,557,991

Diluted earnings per common share	$1.20	$2.08

DIVIDENDS
Dividends declared per common share	$0.06	$0.03

COMPREHENSIVE INCOME
Net income	$88,648	$152,411
Other comprehensive loss, net of tax	(7,908)	(30,140)

Comprehensive income	$80,740	$122,271

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Three Months Ended
	March 31,		%
	2007	2006	Change
GROSS PREMIUMS WRITTEN
Americas	$217,676	$232,512	(6.4)%
EuroAsia	143,424	135,737	5.7
London Market	80,290	84,776	(5.3)
U.S. Insurance	126,824	139,786	(9.3)

Total	$568,214	$592,811	(4.1)%

NET PREMIUMS WRITTEN
Americas	$211,664	$222,316	(4.8)%
EuroAsia	134,772	128,606	4.8
London Market	70,901	75,559	(6.2)
U.S. Insurance	108,883	109,519	(0.6)

Total	$526,220	$536,000	(1.8)%

NET PREMIUMS EARNED
Americas	$220,757	$241,850	(8.7)%
EuroAsia	137,117	128,572	6.6
London Market	81,183	83,176	(2.4)
U.S. Insurance	99,850	99,854	(0.0)

Total	$538,907	$553,452	(2.6)%

	Three Months Ended		Percentage
	March 31,		Point
	2007	2006	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	67.1%	70.8%	(3.7)
EuroAsia	73.7	58.1	15.6
London Market	63.9	61.4	2.5
U.S. Insurance	66.6	53.3	13.3

Total	68.2%	63.3%	4.9

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	30.3%	33.1%	(2.8)
EuroAsia	27.1	25.9	1.2
London Market	26.5	24.0	2.5
U.S. Insurance	25.9	24.4	1.5

Total	28.1%	28.5%	(0.4)

COMBINED RATIO
Americas	97.4%	103.9%	(6.5)
EuroAsia	100.8	84.0	16.8
London Market	90.4	85.4	5.0
U.S. Insurance	92.5	77.7	14.8

Total	96.3%	91.8%	4.5